EXHIBIT 4.8

[FORM OF SUBORDINATED GUARANTEED INDENTURE]

CREDIT SUISSE GROUP FINANCE (LUXEMBOURG) S.A.

as the Company,

CREDIT SUISSE GROUP

as the Guarantor

and

JPMORGAN CHASE BANK, N.A.

as Trustee

SUBORDINATED INDENTURE

Dated as of

i

		Page

Section 11.01.	Securities Subordinated to Senior Indebtedness	49

Section 11.02.	No Payment on Securities in Certain Circumstances	50

Section 11.03.	Securities Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company	51

Section 11.04.	Securityholders to be Subrogated to Rights of Senior Indebtedness	52

Section 11.05.	Obligations of the Company Unconditional	52

Section 11.06.	Trustee Entitled to Assume Payments not Prohibited in Absence of Notice	53

Section 11.07.	Application by Trustee of Assets Deposited with it	53

Section 11.08.	Subordination Rights not Impaired by Acts or Omissions of the Company, the Trustee, Holders of Senior Indebtedness or Securityholders	54

Section 11.09.	Securityholders Authorize Trustee to Effectuate Subordination of Securities	54

Section 11.10.	Right of Trustee to Hold Senior Indebtedness	55

Section 11.11.	Article 11 Not to Prevent Events of Default	55

Section 11.12.	No Fiduciary Duty of Trustee to Holders of Senior Indebtedness	55

ARTICLE 12
SUBORDINATION OF THE GUARANTEE

Section 12.01.	Guarantee Subordinated to Guarantor Senior Indebtedness	55

Section 12.02.	No Payment on Guarantee in Certain Circumstances	56

Section 12.03.	Guarantee Subordinated to Prior Payment of all Guarantor Senior Indebtedness on Dissolution, Liquidation or Reorganization of Guarantor	57

Section 12.04.	Securityholders to be Subrogated to Rights of Guarantor Senior Indebtedness	58

Section 12.05.	Obligations of the Guarantor Unconditional	59

Section 12.06.	Trustee Entitled to Assume Payments not Prohibited in Absence of Notice	60

Section 12.07.	Application by Trustee of Assets Deposited with it	60

Section 12.08.	Subordination Rights not Impaired by Acts or Omissions of the Guarantor, the Company, the Trustee, Holders of Guarantor Senior Indebtedness or Securityholders	60

v

SUBORDINATED INDENTURE, dated as of              , 20    , among Credit Suisse Group Finance (Luxembourg) S.A., a corporation organized under the laws of Luxembourg, as the Company, Credit Suisse Group, a company organized under the laws of Switzerland, as the Guarantor, and JPMorgan Chase Bank, N.A., a national banking association, as the Trustee.

RECITALS OF THE COMPANY AND THE GUARANTOR

WHEREAS, the Company has duly authorized the issue from time to time of its subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration of the Securities, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done and performed; and

WHEREAS, all acts and things necessary to make the Guarantee of the Securities, as in this Indenture provided, the valid, binding and legal obligation of the Guarantor, and to constitute a valid Guarantee and agreement according to its terms, have been done and performed, and the execution by the Guarantor of this Indenture has in all respects been duly authorized;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof and of the coupons, if any, appertaining thereto as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“Agent” means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and in the case of London, will, if practicable, be the Financial Times (London Edition)) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York or London, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Board Resolution” means one or more resolutions of the board of directors of the Company, the Guarantor or any authorized committee of the Company or the Guarantor, certified by the secretary or an assistant secretary of the Company or the Guarantor, or by any director of the Company, as the case may be, to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that is not a day on which banking institutions are authorized or required by law or regulation to close, in the city (or in any of the cities, if more than one) unless otherwise specified, in which amounts are payable, as specified in the form of such Security.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital stock or equity, including, without limitation, all Common Stock and Preferred Stock.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Worldwide Securities Services.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default as defined in Section 7.01.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Guarantee” means the guarantee of the Guarantor as endorsed on each Security authenticated and delivered pursuant to this Indenture and shall include the guarantee of the Guarantor set forth in Section 6.01 of this Indenture and shall include all other obligations and covenants of the Guarantor contained in this Indenture and any Securities.

“Guarantor” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 6 of this Indenture and thereafter means the successor.

“Guarantor Senior Indebtedness” means the principal of and premium, if any, and interest on (a) all indebtedness of the Guarantor, whether outstanding on the date of this Indenture or thereafter created, (i) for money borrowed by the Guarantor, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Guarantor, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting guarantor purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Guarantor at the time of the acquisition of such property by the Guarantor, for the payment of which the Guarantor is directly liable and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence, the term “guarantor purchase money indebtedness” means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinated to other indebtedness of the Guarantor. Notwithstanding anything to the contrary in this Indenture or the Guarantee, Guarantor Senior Indebtedness shall not include (i) any indebtedness of the Guarantor which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Guarantee or (ii) any indebtedness of the Guarantor to a Subsidiary of the Guarantor. [The obligations of the Guarantor under the Guarantee shall rank pari passu with the obligations of the Guarantor, as the company, under the subordinated indenture dated as of           , between the Guarantor, as the company, and JPMorgan Chase Bank, N.A. as the trustee, and the obligations of the Guarantor as Guarantor under the subordinated indenture dated as of                among Credit Suisse Group Finance (Delaware) LLC I, as the company, the Guarantor, as the Guarantor, and JPMorgan Chase Bank, N.A., as the trustee, and the subordinated indenture dated as of                among Credit Suisse Group Finance (Guernsey) Limited, as the company, the Guarantor, as the Guarantor, and JPMorgan Chase Bank, N.A., as the trustee.]

“Holder” or “Securityholder” means the registered holder of any Security with respect to Registered Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.

“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03.

“Officer” means, with respect to the Company, the president, any vice-president, the treasurer, any deputy treasurer, any assistant treasurer, the secretary, any assistant secretary or any director of the Company, and with respect to the Guarantor, the Chairman or Co-Chairman or Vice Chairman of the Group Executive Board, the Chief Executive Officer or Co-Chief Executive Officer, the Chief Financial Officer, the Chief Risk Officer, the Group General Counsel, the Group Head of Capital and Funding and the Group Head of Accounting/Reporting, or any such other officers or employees of the Guarantor exercising the same or similar functions.

“Officers’ Certificate” means a certificate by any two Officers of the Company or of the Guarantor, as the case may be, complying with Section 13.04 and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 13.04.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or to the Guarantor, or to both, satisfactory to the Trustee and complying with Section 13.04. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided in Section 13.04, if and to the extent required thereby.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.02.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such

Person’s preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such preferred or preference stock.

“Principal” of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Registered Security” means any Security registered on the Security Register (as defined in Section 2.05).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office, including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall include any coupon appertaining thereto.

“Senior Indebtedness” means the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, (i) for money borrowed by the Company, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence, the term “purchase money indebtedness” means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinated to other indebtedness of the Company. Notwithstanding anything to the contrary in this Indenture or the Securities, Senior Indebtedness shall not include, (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Securities or (ii) any indebtedness of the Company to a Subsidiary of the Company.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 8 and thereafter means such successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as it may be amended from time to time.

“Unregistered Security” means any Security other than a Registered Security, in bearer form.

“U.S. GAAP” means the generally accepted accounting principles in the United States.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or Principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or Principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

Section 1.02.          Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

TERM	SECTION

Authenticating Agent	2.02
cash transaction	8.03
Code	2.16
Dollars	4.02
ERISA	2.16
Events of Default	7.01
Judgment Currency	13.15
mandatory sinking fund payment	3.05
optional sinking fund payment	3.05
Paying Agent	2.05
Plan	2.16
record date	2.04
Registrar	2.05
Required Currency	13.15
Security Register	2.05
self-liquidating paper	8.03
Similar Law	2.16
sinking fund payment date	3.05
tranche	2.14

Section 1.03.          Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Securities and the Guarantee;

“indenture security holder” means a Holder or a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, the Guarantor or any other obligor on the Securities or on the Guarantee.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 1.04.          Rules of Construction. Unless the context otherwise requires:

(a)           an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP or such other generally accepted accounting principles under which the Guarantor may in the future prepare its financial statements;

(b)           words in the singular include the plural, and words in the plural include the singular;

(c)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)           all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(e)           use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2

THE SECURITIES

Section 2.01.          Form and Dating. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the Officers executing such Securities as evidenced by their execution of the Securities. Unless otherwise so established, Unregistered Securities shall have coupons attached.

Section 2.02.          Execution and Authentication. The Securities (other than coupons) and the Guarantee shall be executed on behalf of the Company and of the Guarantor, as the case may be, by two of their respective Officers by facsimile or manual signature in the name and on behalf of the Company and of the Guarantor, as the case may be.

The Trustee, at the expense of the Company, or if the Company shall fail to pay such expense, the Guarantor, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Securities (other than coupons). The Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Security (other than coupons) shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate coupons, if any, executed by the Company, with the Guarantee of the Guarantor endorsed thereon, to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and make available for delivery such Securities to or upon the written order of the Company. In authenticating any Securities of a series, the Trustee shall be entitled to receive prior to the first authentication of any Securities of such series, and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)           any Board Resolution of the Company and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of that series were established;

(b)           an Officers’ Certificate of the Company and the Guarantor setting forth the form or forms and terms of the Securities and the Guarantee thereof, stating that the form or forms and terms of the Securities of such series have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(c)           an Opinion of Counsel of the Company and the Guarantor substantially to the effect that the form or forms and terms of the Securities of such series and the Guarantee thereof have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that the supplemental indenture, to the extent applicable, and the Securities and the Guarantee thereof have been duly authorized and, if executed and authenticated, or in the case of the Guarantee, if the Security on which the Guarantee shall have been endorsed shall have been authenticated, in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company and the Guarantor, as the case may be, enforceable against the Company and the Guarantor, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and such other matters as shall be specified therein.

If the Company shall establish pursuant to Section 2.03 that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute, and the Guarantor shall execute the Guarantee endorsed thereon, and the Trustee shall authenticate and make available for delivery one or more Registered Global Securities, having a Guarantee executed by the Guarantor endorsed thereon, that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued in such form and not yet canceled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:

“Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Section 2.03.          Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and each such series shall rank junior in right of payment, to the extent provided herein, to all Senior Indebtedness. There shall be established in or pursuant to a Board Resolution of the Company or one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series (subject to the last sentence of this Section 2.03):

(a)           the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto);

(c)           the date or dates on which the Principal of the Securities of the series is payable (which date or dates may be fixed or are subject to extension);

(d)           the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(e)           if other than as provided in Section 4.02, the place or places where the Principal of and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notice to Holders may be published;

(f)            the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)           the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h)           if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(i)            if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j)            if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the Principal of or interest on the Securities of the series shall be payable or if the amount of payments of Principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(k)           if payment of the Principal of and interest on the Securities of the series shall be payable in currency or currencies other than the currency of the United States, the manner in which any such currency shall be valued against other currencies in which any other Securities shall be payable;

(l)            whether the Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided herein, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(m)          whether and under what circumstances the Company will pay additional amounts on the Securities in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(n)           if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(o)           any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series;

(p)           provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 9;

(q)           if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities, the identity of the Depositary for such Registered Global Security or Securities;

(r)            any other events of default or covenants with respect to the Securities of the series;

(s)           whether and under what circumstances the Holders may or are required to convert or exchange the Securities into or for other securities of the Company or of another entity, and if so, the terms relating to such conversion or exchange; and

(t)            any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Section 2.04.          Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 or, if not so established with respect to Securities of any series, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05.          Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or exchange (the “Registrar”) and the Company and the Guarantor shall maintain an office or agency where Securities may be presented for payment or where, in the case of the Guarantor, Securities may be presented for payment under the Guarantees endorsed thereon (the “Paying Agent”), which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, transfer and exchange (the “Security Register”). The Company and the Guarantor may have one or more additional Paying Agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or if the Company or the Guarantor fail to maintain a Paying Agent, the Trustee shall act as such. The Company or the Guarantor may remove any Agent appointed by it upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company or the Guarantor and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, the Guarantor or any affiliate of the Company or the Guarantor may act as Paying Agent or Registrar; provided that neither the Company, the Guarantor nor an affiliate of the Company or the Guarantor shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article 9.

The Company initially appoints the Trustee as Registrar and Authenticating Agent and the Company and the Guarantor initially appoint the Trustee as Paying Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

Section 2.06.          Paying Agent to Hold Money in Trust. Not later than 10:00 a.m., New York City time, on each due date of any Principal or interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Securities and shall promptly notify the Trustee in writing of any default in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, the Guarantor or any affiliate of the Company or the Guarantor acts as Paying Agent, it will, on or before each due date of any

Principal of or interest on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07.          Transfer and Exchange. Unregistered Securities (except for any temporary global Unregistered Securities) and coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.

At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. [Registered Securities of any series may not be exchanged for Unregistered Securities of such series.]

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities, having a Guarantee executed by the Guarantor endorsed thereon, which the Holder making the exchange is entitled to receive.

Upon surrender for registration of transfer of any Registered Security of a series at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, having a Guarantee executed by the Guarantor endorsed thereon, of any authorized denominations and of like tenor and aggregate principal amount.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the holder or his attorney duly authorized in writing [and, if required by law, accepted by the transferee].

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities. If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and make available for delivery Registered Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, having a Guarantee executed by the Guarantor endorsed thereon, in exchange for such Registered Global Securities.

Definitive Registered Securities of a series may be issued if the Company at any time determines in its sole discretion (subject to the procedures of the Depositary) that Registered Global Securities of such series shall no longer be maintained in global form or if an Event of Default with respect to such Registered Global Securities has occurred and is continuing. In either such case, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and make available for delivery, Registered Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, having a Guarantee executed by the Guarantor endorsed thereon, in exchange for such Registered Global Securities.

Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificates representing Registered Securities, having a Guarantee executed by the Guarantor endorsed thereon, without the legend required by Section 2.02 and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

If established by the Company pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and make available for delivery, without service charge,

(i)  to the Person specified by such Depositary new Registered Securities of the same series and tenor, having a Guarantee executed by the Guarantor endorsed thereon, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii)  to such Depositary a new Registered Global Security, having a Guarantee executed by the Guarantor endorsed thereon, in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

Registered Securities issued in exchange for a Registered Global Security, having a Guarantee executed by the Guarantor endorsed thereon, pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Securities to or as directed in writing by the Persons in whose names such Securities are so registered.

All Securities (including the Guarantee endorsed thereon) issued upon any transfer or exchange of Securities shall be valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture and the Guarantee endorsed thereon, as the Securities surrendered upon such transfer or exchange.

In registering the transfer or exchange of any Security, the Trustee shall not be required to determine if the Officer whose manual or facsimile signature appears on the Security or Guarantee at the time of such transfer or exchange continues to hold that office and shall incur no liability in connection with such transfer or exchange if in fact such Officer no longer holds that office.

Notwithstanding anything herein or in the forms or terms of any Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Company or to the Guarantor (such as, for example, the imposition of any excise tax on the Company or the Guarantor) under then applicable United States Federal income tax laws. The Trustee and any such agent shall be entitled to rely conclusively on an Officers’ Certificate or an Opinion of Counsel in determining such result.

The Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Securities of any series for a period of 15 days before a selection of such Securities to be redeemed or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part.

Section 2.08.          Replacement Securities. If a defaced or mutilated Security of any series is surrendered to the Trustee or if a Holder claims that its Security of any series has been lost, destroyed or wrongfully taken and presents to the Trustee, the Company, the Guarantor and any Agent evidence to their satisfaction of the loss, destruction or wrongful taking of such Security, the Company shall issue and the Trustee shall authenticate a replacement Security of such series and tenor and principal amount, having a Guarantee executed by the Guarantor endorsed thereon, bearing a number not contemporaneously outstanding. An indemnity bond or similar guarantee must be furnished that is sufficient in the judgment of the Trustee, the Company and the Guarantor to protect the Trustee, the Company, the Guarantor and any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee (including without limitation attorneys’ fees and expenses) in replacing a Security. In case any such mutilated, defaced, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company and the Guarantor in their discretion may pay such Security instead of issuing a new Security (with the Guarantee endorsed thereon) in replacement thereof.

Every replacement Security (including the Guarantee endorsed thereon) is an additional obligation of the Company and the Guarantor and shall be entitled to the benefits of this Indenture equally and proportionately with any and all other Securities of such series and the Guarantee endorsed thereon duly authenticated and delivered hereunder.

To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.09.          Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those Securities canceled by it, those Securities delivered to it for cancellation, those paid pursuant to Section 2.08 and those Securities described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee, the Company and the Guarantor receive proof satisfactory to them that the replaced Security is held by a holder in due course.

If the Paying Agent (other than the Company, the Guarantor or an affiliate of the Company or the Guarantor) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on such date, then on and after such date such Securities shall cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Company, the Guarantor or one of the affiliates of the Company or the Guarantor holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities shall have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, the Guarantor or any affiliate of the Company or the Guarantor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, the Guarantor, or any affiliate of the Company or the Guarantor, as security for loans or other obligations, otherwise than to another such affiliate of the Company or the Guarantor, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its discretion the right to vote such securities, uncontrolled by the Company, the Guarantor or any such affiliate.

Section 2.10.          Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series, having the Guarantee of the Guarantor endorsed thereon. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers of the Company and the Guarantor executing the temporary Securities or the Guarantee endorsed thereon, as evidenced by their execution of such temporary Securities or Guarantee, as applicable. If temporary Securities of any series are issued, the Company will cause definitive Securities of such series, having the Guarantee of the Guarantor endorsed thereon, to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations, having a Guarantee executed by the Guarantor endorsed thereon. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.11.          Cancellation. The Company or the Guarantor at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying

Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall deliver such canceled Securities to the Company or the Guarantor, as applicable. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12.          CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange.

Section 2.13.          Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14.          Series May Include Tranches. A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth paragraph thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.05, 4.02, 7.01 through 7.14, 9.01 through 9.05 and 10.02, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03. In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

Section 2.15.          Computation of Interest. Except as otherwise specified pursuant to Section 2.03 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.16.          ERISA. No Securities may be sold or otherwise transferred unless the purchaser or transferee of such Securities represents, or is deemed to represent, that on each day from the date of acquisition through and including the date of disposition either (i) it is not an employee benefit plan or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), a governmental or other plan subject to substantially similar federal, state or local law (“Similar Law”), an entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity or otherwise (each of the foregoing, a “Plan”) or acting on behalf of or investing the assets of any such Plan or (ii) its  acquisition, holding and disposition of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code including by reason of Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or in a violation of Similar Law.

ARTICLE 3

REDEMPTION

Section 3.01.          Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 3.02.          Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Registered Securities of such series at their last addresses as they shall appear upon the Security Register of the Company. Notice of redemption to the Holders of Unregistered Securities of any series to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Company, the Trustee shall make such information available to the Company for such purpose). Notice of redemption to all other Holders of Unregistered Securities of any series to be redeemed as a whole or in part shall be published in an Authorized Newspaper in The City of New York and in an Authorized Newspaper in London, in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption. Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP and CINS numbers of the Securities to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with coupons attached thereto, of all coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

On or before 10:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If all of the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 10 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating that all such Securities are to be redeemed.

If less than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 15 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating the aggregate principal amount of such Securities to be redeemed. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such redemption is not prohibited by such restriction. If less than all the Securities of a series are to be redeemed, the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in principal amounts equal to the authorized denominations for Securities of such series. The Trustee shall promptly notify the Company and the Guarantor in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 3.03.          Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to such date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured coupons, if any, appertaining thereto shall be void and, except as provided in Sections 8.11 and 9.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption.

On presentation and surrender of such Securities at a place of payment specified in said notice, together with all coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with coupons attached thereto, to the Holders of the coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.13 hereof. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

If any Security with coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the date fixed for redemption, the surrender of such missing coupon or coupons may be waived by the Company, the Guarantor and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Security of any series redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series and tenor (with any unmatured coupons attached), each having a Guarantee executed by the Guarantor endorsed thereon, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04.          Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an Officer of the Company and delivered to the Trustee at least 60 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company, (b) the Guarantor or (c) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor.

Section 3.05.          Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment.” The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date.”

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except through a mandatory sinking fund payment) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional sinking fund payment. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day next preceding each sinking fund payment date for any series, or such shorter period as shall be acceptable to the Trustee, the Company will deliver to the Trustee an Officers’ Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of specified Securities of such series and the basis for such credit, (b) stating that none of the specified Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.11 to the Trustee with such Officers’ Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers’ Certificate shall be irrevocable and, upon its receipt by the Trustee, the Company shall become unconditionally obligated to make all the cash payments or delivery of Securities therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request with respect to the Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption. If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available. The Trustee shall select, in the manner provided in Section 3.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company, (b) the Guarantor or (c) an entity specifically identified in such Officers’ Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 3.02 (and with the effect provided in Section 3.03) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, and interest on, the Securities of such series at maturity.

On or before 10:00 a.m., New York City time, on each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date. The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 7 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 7.04 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

ARTICLE 4

COVENANTS

Section 4.01.          Payment of Securities. The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. The interest on Securities with coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be paid, as to the installments of interest evidenced by coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Unregistered Securities for notation thereon of the payment of such interest. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to the Holders thereof and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company.

Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Registered Security so agree or if expressly provided pursuant to Section 2.03, payments of interest on, and any portion of the Principal of, such Holder’s Registered Security (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Security) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 11:00 a.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date. The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including attorneys’ fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

Section 4.02.          Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served; and the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented for payment under the Guarantees endorsed thereon and where notices and demands to or upon the Guarantor in respect of the Guarantee and this Indenture may be served. The Company and the Guarantor hereby initially designate the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, The City of New York, as such office or agency of the Company and the Guarantor. The Company and the Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company and the Guarantor will maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of any series are listed) where the Unregistered Securities, if any, of each series and coupons, if any, appertaining thereto may be presented for payment or for payment under the Guarantees endorsed thereon, as the case may be. No payment on any Unregistered Security or coupon or the Guarantee endorsed thereon will be made upon presentation of the same at an agency of the Company or the Guarantor within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless, pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Company or the Guarantor. Notwithstanding the foregoing, if full payment in United States Dollars (“Dollars”) at each agency maintained by the Company or the Guarantor outside the United States for payment on such Unregistered Securities or coupons appertaining thereto or the Guarantees endorsed thereon, as the case may be, is illegal or effectively precluded by exchange controls or other similar restrictions, payments in Dollars of Unregistered Securities of any series, coupons appertaining thereto or the Guarantee endorsed thereon which are payable in Dollars may be made at an agency of the Company or the Guarantor maintained in the Borough of Manhattan, The City of New York.

The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve either the Company or the Guarantor of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company or the Guarantor, as applicable, will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.          Certificate to Trustee. The Company and the Guarantor each will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, in the case of each of the Company and the Guarantor, is a calendar year), a brief certificate (which need not contain the statements required by Section 13.04) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company or the Guarantor, as the case may be, with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.

Section 4.04.          Reports by the Company and the Guarantor. The Company and the Guarantor each covenant to file with the Trustee, within 15 days after the Company or the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance of the Company and of the Guarantor with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.05.          Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.          When the Company May Merge, Etc.  The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than with or into the Guarantor) or permit any Person to merge with or into the Company unless:

(a)           either (x) the Company shall be the continuing Person or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(b)           the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and an Opinion of Counsel as to the matters set forth in Section 5.01(a)(y).

Section 5.02.          Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

ARTICLE 6

THE GUARANTEE BY AND COVENANTS OF THE GUARANTOR

Section 6.01.          Guarantee. The Guarantor by its execution of this Indenture hereby agrees with each Holder of the Securities authenticated and delivered by the Trustee, and with the Trustee, on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes the Trustee to confirm such Guarantee to the Holder of each such Security by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee.

The Guarantee to be endorsed on the Securities shall be in substantially the form set forth below:

“SUBORDINATED GUARANTEE

OF

CREDIT SUISSE GROUP

For value received, Credit Suisse Group, a company organized under the laws of Switzerland, having its principal executive offices at Paradeplatz 8, P.O. Box 1, CH 8070, Zurich, Switzerland (herein called the “Guarantor,” which term includes any Person as a successor Guarantor under the Indenture referred to in the Security upon which this Guarantee is endorsed), subject to the prior payment in full of all its existing and future Guarantor Senior Indebtedness and to the subordination provisions contained in Article 12 of the Indenture, hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the Principal of and interest on such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the stated maturity date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Credit Suisse Group Finance (Luxembourg) S.A., a corporation organized under the laws of Luxembourg (herein called the “Borrower”, which term includes any successor Person under such Indenture), to punctually make any such payment of Principal or interest or any such sinking fund or analogous payment, the Guarantor hereby agrees, subject to the subordination provisions contained in Article 12 of the Indenture, to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated

maturity date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Borrower.

The indebtedness evidenced by this Guarantee is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Guarantor Senior Indebtedness, and this Guarantee is issued subject to the subordination provisions of Article 12 of the Indenture with respect thereto. The Holder of the Security upon which this Guarantee is endorsed, by accepting the same, (i) agrees to and shall be bound by, such provisions, (ii) authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes. The Holder hereof, by his, her or its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Guarantor Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Subject to the subordination provisions of Article 12 of the Indenture, the Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Borrower with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or Guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal amount of such Security, or increase the interest rate thereon, or alter the stated maturity date thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article 7 of such Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of and interest on such Security. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Borrower in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantees of the Guarantor, which, subject to the subordination provisions of Article 12 of the Indenture, are absolute and unconditional, of the due and punctual payment of the Principal of and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

CREDIT SUISSE GROUP, as the Guarantor

By:
Name:
Title:

By:
Name:
Title:”

Section 6.02.          When the Guarantor May Merge, Etc.  The Guarantor shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than with or into the Company) or permit any Person to merge with or into the Guarantor unless:

(a)           either (x) the Guarantor shall be the continuing Person or (y) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or that acquired or leased such property and assets of the Guarantor shall expressly assume, by a supplemental indenture, executed and delivered to the Company and to the Trustee, all of the obligations of the Guarantor on the Guarantee and under this Indenture and the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Guarantor or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(b)           the Guarantor shall have delivered to the Trustee an Officers’ Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and an Opinion of Counsel as to the matters set forth in Section 6.02(a)(y).

Section 6.03.          Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Guarantor in accordance with Section 6.02 of this Indenture, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01.          Events of Default. An “Event of Default” shall mean any one of the following events with respect to the Securities of any series:

(a)           default in the payment of all or any part of the Principal of any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(b)           default in the payment of any interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(c)           a default or breach of any other covenant or agreement of the Company or the Guarantor in this Indenture with respect to any Security of such series or in the Securities of such series and such default or breach continues for a period of 60 days after written notice thereof has been given to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities of all series affected thereby;

(d)           commencement of an involuntary case or other proceeding against the Company, with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or for any substantial part of the property and assets of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company, under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(e)           commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Company’s consent to the entry of an order for relief in an involuntary case under any such law, or its consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company, or any general assignment by the Company for the benefit of creditors;

(f)            commencement of an involuntary case or other proceeding against the Guarantor, with respect to the Guarantor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Guarantor or for any substantial part of the property and assets of the Guarantor, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, except that the issuance of a writ of payment under the Swiss debt enforcement and bankruptcy laws shall not constitute such involuntary case or proceeding for the purpose of this clause; or an order for relief shall be entered against the Guarantor, under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(g)           commencement by the Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Guarantor’s consent to the entry of an order for relief in an involuntary case under any such law, or its consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company, or any general assignment by the Guarantor for the benefit of creditors; or

(h)           any other Event of Default established pursuant to Section 2.03 with respect to the Securities of such series occurs.

Section 7.02.          Acceleration. (a)  If an Event of Default described in Section 7.01(a) or (b) with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the Principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of any such affected series then outstanding hereunder (each such series treated as a separate class) by notice in writing to the Company and to the Guarantor (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(b)           If an Event of Default described in Section 7.01(c) or (h) with respect to the Securities of one or more but not all series then outstanding, occurs and is continuing, then, and in each and every such case, except for any series of Securities the Principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Securities of any such series are Original Issue Discount Securities, the amount thereof that may be accelerated under this Section) of the Securities of all such affected series then outstanding hereunder (treated as a single class) by notice in writing to the Company and to the Guarantor (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(c)           If an Event of Default described in Section 7.01(d), (e), (f) or (g) occurs and is continuing, then the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as may be specified in the terms thereof established pursuant to Section 2.03) of all the Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

(d)           If an Event of Default described in Section 7.01(c) or (h) with respect to the Securities of all series then outstanding, occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Securities of any outstanding series are Original Issue Discount Securities, the amount thereof accelerable under this Section) of all Securities of any series then outstanding hereunder except for any series of Securities the Principal of which shall have already become due and payable (treated as a single class) by notice in writing to the Company and to the Guarantor (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of any series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the Principal as may be specified in the terms thereof established pursuant to Section 2.03) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series (or of all the Securities, as the case may be) and the Principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such Principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing to the Trustee under Section 8.07, and if any and all Events of Default under this Indenture, other than the non-payment of the Principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then outstanding Securities of all such series that have been accelerated (voting as a single class), by written notice to the Company, to the Guarantor and to the Trustee, may waive all defaults with respect to all such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the Principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the Principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the Principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 7.03.          Other Remedies. If a payment default or an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 7.04.          Waiver of Past Defaults. Subject to Sections 7.02, 7.07 and 10.02, the Holders of at least a majority in principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable under Section 7.02) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security as specified in Section 7.01(a) or (b) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 7.05.          Control by Majority. Subject to Sections 8.01 and 8.02(e), the Holders of at least a majority in aggregate principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable under Section 7.02) of the outstanding Securities of all series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 7.05.

Section 7.06.          Limitation on Suits. No Holder of any Security of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

(b)           the Holders of at least 25% in aggregate principal amount of outstanding Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.07.          Rights of Holder to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal of or interest, if any, on such Holder’s Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08.          Collection Suit by Trustee. If an Event of Default with respect to the Securities of any series in payment of Principal or interest specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Guarantor for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 of Original Issue Discount Securities) of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities of such series, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 8.07.

Section 7.09.          Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 8.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), the Guarantor, the creditors of the Company or the Guarantor, or the property of the Company or the Guarantor and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 8.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities, the Guarantee or the rights of any Holder under the Securities or the Guarantee, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10.          Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Securities and coupons appertaining to such Securities in respect of which moneys have been collected and noting thereon the payment, or issuing Securities of such series and tenor in reduced principal amounts in exchange for the presented Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 8.07 applicable to the Securities of such series in respect of which moneys have been collected;

SECOND:  In case the Principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD:  In case the Principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the

Securities of such series, then to the payment of such Principal and interest or Yield to Maturity, without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH:  To the payment of the remainder, if any, to the Company, or to the extent the Trustee collects any amount pursuant to the Guarantee, the Guarantor, or any other person lawfully entitled thereto.

Section 7.11.          Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantor, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.12.          Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities of such series.

Section 7.13.          Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.14.          Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 8

TRUSTEE

Section 8.01.          General. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 8. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. If an Event of Default to the actual knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Section 8.02.          Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Officers’ Certificate, Opinion of Counsel (or both), resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(b)           before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Section 13.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Sections 8.01 and 8.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof;

(c)           the Trustee may act through its attorneys, Agents, custodians and nominees not regularly in its employ and shall not be responsible for the misconduct or negligence of any Agent, attorney, custodian and nominee appointed with due care;

(d)           any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company or the Guarantor, as the case may be;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction;

(f)            the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 7.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(g)           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon;

(h)           prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers’ Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; and

(i)            if the Trustee is acting as Paying Agent or Transfer Agent and Registrar herein the rights and protections afforded the Trustee under this Article 8 shall also be afforded to such Paying Agent or Transfer Agent and Registrar.

Section 8.03.          Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or their respective affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a)           “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)           “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or the Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or the Guarantor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

[For purposes of clause (i) of the first proviso to Trust Indenture Act Section 310(b), the following indentures are hereby excluded:  the subordinated indenture dated                between Credit Suisse Group, as the company, and JPMorgan Chase Bank, N.A. as the trustee, the subordinated indenture dated                among Credit Suisse Group Finance (Delaware) LLC I, as the company, Credit Suisse Group, as the guarantor, and JPMorgan Chase Bank, N.A., as the trustee, and the subordinated indenture dated                among Credit Suisse Group Finance (Guernsey) Limited, as the company, Credit Suisse Group, as the guarantor, and JPMorgan Chase Bank, N.A., as the trustee.]

Section 8.04.          Trustee’s Disclaimer. The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company or the Guarantor and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (i) makes any representation as to the validity or adequacy of this Indenture, the Securities or the Guarantees and (ii) shall be accountable for the Company’s or the Guarantor’s use or application of the proceeds from the Securities or for monies paid over to the Company or the Guarantor pursuant to the Indenture.

Section 8.05.          Notice of Default. If any Default with respect to the Securities of any series occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer of the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default within 90 days after it occurs (i) if any Unregistered Securities of such series are then outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London and (ii) to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest on any Security, the Trustee shall be fully protected in withholding such notice if the

Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 8.06.          Reports by Trustee to Holders. Within 60 days after each May 1, beginning with May 1, 20    , the Trustee shall mail to each Holder as and to the extent provided in Trust Indenture Act Section 313(c) a brief report dated as of such May 1, if required by Trust Indenture Act Section 313(a).

Section 8.07.          Compensation and Indemnity. The Company, or failing which, the Guarantor, shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company, or failing which, the Guarantor, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents, counsel and other persons not regularly in its employ.

The Company, or failing which, the Guarantor, shall indemnify the Trustee and its officers, directors, employees and Agents for, and hold it and them harmless against, any and all loss, damage, claim or liability or expense (including legal fees and expenses) including taxes (other than taxes based on the income of the Trustee) incurred by it or them without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or a series thereof or the trusts hereunder and the performance of its duties under this Indenture and the Securities, including the costs and expenses of defending itself against or investigating any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

To secure the Company’s and the Guarantor’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Securities.

The obligations of the Company and the Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy, insolvency or similar law or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 7.01(d), (e), (f) or (g) hereof, the parties hereto and the Holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy, insolvency or similar law.

Section 8.08.          Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.

The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company and the Guarantor in writing. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities of any series if: (i) the Trustee is no longer eligible under Section 8.10 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by the next succeeding paragraph of this Section 8.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

A successor Trustee with respect to the Securities of any series shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Guarantor. Immediately after the delivery of such written acceptance, subject to the lien provided for in Section 8.07 and subject to the payment of any and all amounts then due and owing to the retiring Trustee, (i) the retiring Trustee shall transfer all property held by it as Trustee in respect of the Securities of such series to the successor Trustee, (ii) the resignation or removal of the retiring Trustee in respect of the Securities of such series shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the Securities of such series under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities of such series.

Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 8.08, the Company’s and the Guarantor’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09.          Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein; provided that such successor Trustee shall be otherwise qualified and eligible under this Article 8.

Section 8.10.          Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 8.11.          Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 9 of this Indenture.

ARTICLE 9

DISCHARGE OF INDENTURE

Section 9.01.          Defeasance within One Year of Payment. Except as otherwise provided in this Section 9.01, the Company or the Guarantor may terminate the obligations of the Company and the Guarantor under the Securities of any series, the Guarantee and this Indenture with respect to Securities of such series if:

(a)           all Securities of such series previously authenticated and delivered (other than destroyed, lost or wrongfully taken Securities of such series that have been replaced or paid or Securities of such series that are paid pursuant to Section 4.01 or Securities of such series for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company or the Guarantor, as provided in Section 9.05) have been delivered to the Trustee for cancellation and the Company (or the Guarantor pursuant to the Guarantee) has paid all sums payable by it hereunder; or

(b)           (i) the Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company or the Guarantor irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Securities for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the Principal of and interest on the Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, and (iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion

of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

With respect to the foregoing clause (a) only the Company’s and the Guarantor’s obligations under Section 8.07 in respect of the Securities of such series shall survive. With respect to the foregoing clause (b), only the obligations of the Company and the Guarantor in Sections 2.02 through 2.12, 4.02, 8.07, 8.08, 9.04 and 9.05, as applicable, in respect of the Securities of such series and the Guarantee thereof shall survive until such Securities of such series are no longer outstanding. Thereafter, only the obligations of the Company and the Guarantor in Sections 8.07, 9.04 and 9.05, as applicable, in respect of the Securities of such series and the Guarantee thereof shall survive. After any such irrevocable deposit, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantor under the Securities of such series, the Guarantee thereof and this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

Section 9.02.          Defeasance. Except as provided below, the Company will be deemed to have paid and the Company and the Guarantor will be discharged from any and all obligations in respect of the Securities of any series and the Guarantee thereof, and the provisions of this Indenture will no longer be in effect with respect to the Securities of such series and the Guarantee thereof (and the Trustee, at the expense of the Company and the Guarantor, shall execute proper instruments acknowledging the same); provided that the following conditions shall have been satisfied:

(a)           the Company or the Guarantor has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the Principal of and interest on the Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the Principal of and accrued interest on the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(b)           such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor, as the case may be, is a party or by which it is bound;

(c)           no Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(d)           the Company shall have delivered to the Trustee either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such discharge under this Section 9.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above; and

(e)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 9.02 of the Securities of such series have been complied with.

The obligations of the Company and the Guarantor in Sections 2.02 through 2.12, 4.02, 8.07, 8.08, 9.04 and 9.05, as applicable, with respect to the Securities of such series and the Guarantee thereof shall survive until such Securities are no longer outstanding. Thereafter, only the obligations of the Company and the Guarantor in Sections 8.07 and 9.05, as applicable, shall survive.

Section 9.03.          Covenant Defeasance. The Company and the Guarantor may omit to comply with any specific covenant relating to such series provided for in a Board Resolution or supplemental indenture pursuant to Section 2.03 which may by its terms be defeased pursuant to this Section 9.03, and such omission shall be deemed not to be an Event of Default under Section 7.01(c) or (h), with respect to the outstanding Securities of a series if:

(a)           the Company or the Guarantor has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the Principal of and interest, if any, on the Securities of such series, money or U.S. Government Obligations or a combination thereof in an amount sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the Principal of and interest on the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(b)           such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor, as the case may be, is a party or by which it is bound;

(c)           no Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(d)           the Company has delivered to the Trustee an Opinion of Counsel to the effect that such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(e)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the covenant defeasance contemplated by this Section 9.03 of the Securities of such series have been complied with.

Section 9.04.          Application of Trust Money. Subject to Section 9.05, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01, 9.02 or 9.03, as the case may be, in respect of the Securities of any series and shall apply the deposited money and the proceeds from deposited U.S. Government Obligations in accordance with the Securities of such series and this Indenture to the payment of Principal of and interest on the Securities of such series; but such money need not be segregated from other funds except to the extent required by law. The Company, and failing which, the Guarantor, agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01, 9.02 or 9.03 or the Principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

Section 9.05.          Repayment to Company and Guarantor. Subject to Sections 8.07, 9.01, 9.02 and 9.03, the Trustee and the Paying Agent shall promptly pay to the Company or to the Guarantor, as the case may be, upon request set forth in an Officers’ Certificate any money originally paid by a party making such request held by them at any time and not required to make payments hereunder and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company or to the Guarantor, as the case may be, upon written request any money originally paid by a party making such request held by them and required to make payments hereunder that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company or to the Guarantor, as the case may be, once in an Authorized Newspaper in The City of New York and once in an Authorized Newspaper in London or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company or to the Guarantor, as the case may be. After payment to the Company or to the Guarantor, Holders entitled to such money must look to the Company or to the Guarantor, as the case may be, for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01.        Without Consent of Holders. The Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Guarantee or the Securities of any series without notice to or the consent of any Holder:

(a)           to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders;

(b)           to comply with Section 5.01, 5.02, 6.01 and 6.02;

(c)           to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(d)           to evidence and provide for the acceptance of appointment hereunder with respect to the Securities of any or all series by a successor Trustee;

(e)           to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted by Section 2.03;

(f)            to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose;

(g)           to provide for a further guarantee from a third party on outstanding Securities of any series and the Securities of any series that may be issued under this Indenture; or

(h)           to make any change that does not materially and adversely affect the rights of any Holder.

Section 10.02.        With Consent of Holders. Subject to Sections 7.04 and 7.07, without prior notice to any Holders, the Company, the Guarantor and the Trustee may amend this Indenture, the Guarantee and the Securities of any series with the written consent of the Holders of a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as may then be accelerated under Section 7.02) of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as may then be accelerated under Section 7.02) of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company and the Guarantor with any provision of this Indenture, the Guarantee or the Securities of such series.

Notwithstanding the provisions of this Section 10.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 7.04, may not:

(a)           extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the Principal thereof or the rate of interest thereon (including any amount in respect of original issue discount), or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 7.02 or the amount thereof provable in bankruptcy, insolvency or similar proceeding, or change any place of payment where, or the currency in which, any Principal or the interest thereon is payable, modify any right to convert or exchange such Holder’s Security for another security to the detriment of the Holder, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

(b)           reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

(c)           waive a Default in the payment of Principal of or interest on any Security of such Holder; or

(d)           modify any of the provisions of this Section 10.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities.

It shall not be necessary for the consent of any Holder under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 10.03.        Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than 10 nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is of the type described in any of clauses(a) through (d) of Section 10.02. In case of an amendment or waiver of the type described in clauses (a) through (d) of Section 10.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

Section 10.04.        Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.

Section 10.05.        Trustee to Sign Amendments, Etc.. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 10 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.06.        Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 11

SUBORDINATION

Section 11.01.        Securities Subordinated to Senior Indebtedness. The Company, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the payment of the Principal of and interest on the Securities is subordinated, to the extent and in the manner provided in this Article 11, to the right of payment in full to all present and future Senior Indebtedness, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness. The provisions of this Article 11 are for the benefit of the holders of the Senior Indebtedness from time to time (and their successors and assigns) and shall be enforceable directly by them and their respective representatives directly against the Company, the Trustee and the Holders (and their successors and assigns). The provisions of this Article 11 shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect until payment in the full of the Senior Indebtedness in cash or cash equivalents, and shall constitute a continuing and irrevocable offer to all Persons who become holders of, or continue to hold, Senior Indebtedness (whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities), each of which holders shall be deemed for the purposes hereof to have acquired Senior Indebtedness in reliance upon the provisions of this Article 11. The provision of this Article 11 shall survive the commencement of any reorganization or other proceedings with respect to the Company or any other Person and the discharge of any claim in connection with such reorganization or other proceedings, including, without limitation, the discharge of any Senior Indebtedness.

The holders of the Senior Indebtedness and their respective representatives are hereby authorized to demand specific performance of the provisions of this Article 11 at any time when the Company or any Holder shall have failed to comply with any provision of this Article 11 applicable to it, and the Company and each Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the holders of the Senior Indebtedness and their respective representatives.

Section 11.02.        No Payment on Securities in Certain Circumstances. (a)  No payment shall be made by or on behalf of the Company on account of any obligation or, to the extent the subordination thereof is permitted by applicable law, claim in respect of the Securities, including the Principal of or interest on the Securities, or to redeem (or make a deposit in redemption of), defease (other than payments made by the Trustee pursuant to Article 9 with respect to a defeasance permitted by this Indenture, including the subordination provisions herein) or acquire any of the Securities for cash, property or securities, (i) upon the maturity of the Senior Indebtedness with an aggregate principal amount in excess of $100 million by lapse of time, acceleration or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness and all other obligations in respect thereof shall first be paid in full in cash or cash equivalents or such payment is duly provided for, or unless and until any such maturity by acceleration has been rescinded or waived or (ii) in the event of default in payment of any principal of, premium, if any, or interest on or any other amount payable in respect of the Senior Indebtedness with an aggregate principal amount in excess of $100 million when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such payment default has been cured or waived or has otherwise ceased to exist.

(b)           In the event that, notwithstanding the foregoing provision of this Section 11.02, any payment or distribution of assets of the Company from any source, whether in cash, property or securities, shall be received by the Trustee or the Holders on account of any obligation or claim in respect of the Securities at a time when such payment or distribution is prohibited by the foregoing provision, such payment or distribution (subject to the provisions of Sections 11.06 and 11.07) shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash or cash equivalents of all such Senior Indebtedness, after giving effect to any concurrent payment or distribution and all provisions therefor to the holders of such Senior Indebtedness, but only to the extent that as to any holder of Senior Indebtedness, as promptly as practicable following notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been received by the Trustee or Holder(s), such holder (or a representative therefor) notifies the Trustee in writing of the amounts then due and owing on the Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of Senior Indebtedness.

The Company shall give prompt written notice to the Trustee of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

Section 11.03.        Securities Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization or readjustment of the Company, whether voluntary or involuntary, in bankruptcy, insolvency or similar proceeding or upon assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company or otherwise:

(a)           the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or cash equivalents (or have such payment duly provided for) of the principal, premium, if any, and interest payable in respect thereof before the Holders would be entitled to receive any payment on account of the Principal of and interest on the Securities;

(b)           any payment or distribution of assets of the Company of any kind or character, from any source, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders shall be entitled, except for the subordination provisions of this Article 11, would be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or provide for the payment in full in cash or cash equivalents of all such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)           in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company from any source, whether in cash, property or securities, shall be received by the Trustee or the Holders on account of Principal of or interest on the Securities before all Senior Indebtedness is paid in full in cash or cash equivalents (or such payment is duly provided for), such payment or distribution (subject to the provision of Sections 11.06 and 11.07)

shall be held in trust by the Trustee or such Holders for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or provide for the payment in full in cash or cash equivalents of all such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, but only to the extent that as to any holder of Senior Indebtedness, as promptly as practicable following notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been received by the Trustee or Holder(s), such holder (or a representative therefor) notifies the Trustee in writing of the amounts then due and owing on the Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of Senior Indebtedness.

The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

Section 11.04.        Securityholders to be Subrogated to Rights of Senior Indebtedness. Subject to the payment in full in cash or cash equivalents of all Senior Indebtedness (or provision made for its payment), the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, in cash or cash equivalents and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article 11, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or cash equivalents.

Section 11.05.        Obligations of the Company Unconditional. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article 11 or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness or such representative or trustee on behalf such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Except as otherwise provided in this Section 11.05, in the event of any inconsistency between the provisions of this Article 11, on the one hand, and any other provision of this Indenture or any provision of the Securities, on the other hand, the provisions of this Article 11 shall govern.

Section 11.06.        Trustee Entitled to Assume Payments not Prohibited in Absence of Notice. The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received, no later than three Business Days prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to assume that no such fact exists.

Section 11.07.        Application by Trustee of Assets Deposited with it. Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 9.01, 9.02 or 9.03 shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by the Company shall not have been in contravention of any term or provision of any agreement creating or evidencing Senior Indebtedness and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article 10.

Otherwise, any deposit of assets by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of Principal of or interest on any Securities shall be subject to the provisions of Sections 11.01, 11.02, 11.03 and 11.04; provided, that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either Principal of or interest on any Securities) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 11.08.        Subordination Rights not Impaired by Acts or Omissions of the Company, the Trustee, Holders of Senior Indebtedness or Securityholders. No act, or failure to act, of any holder of the Senior Indebtedness or their respective representatives (including, without limitation, any action referred to in this Section 11.08), the Company, the Trustee, any Holder or any other Person in accordance with the terms, covenants or the provisions of this Article 11 (regardless of any knowledge thereof which any such holder of the Senior Indebtedness may have or otherwise be charged with) or any reorganization or similar proceeding with respect to the Company shall affect the provisions of this Article 11, the obligations owed by the Company, the Trustee or any Holder to the holders of the Senior Indebtedness under this Article 11 or the rights of any holder of Senior Indebtedness under this Article 11.

The Company, the Trustee and each Holder hereby agree that the taking of any of the following actions, with or without notice, by the holders of the Senior Indebtedness and their respective representatives, will not in any way affect the provisions of this Article 11: (i) changing the manner, place or terms of payment or extending the time of payment of, or renewing or altering, any agreement or instrument creating, evidencing or governing any Senior Indebtedness, or consenting to any amendment or change of any terms of any such agreement or instrument, each as amended from time to time; (ii) granting extensions or renewals of any such agreement or instrument and any other indulgence with respect thereto, or effecting any release, compromise or settlement with respect thereto; (iii) releasing any Person liable in any manner for the payment or collection of any Senior Indebtedness; (iv) substituting, exchanging or releasing or otherwise disposing of any item of security at any time securing any Senior Indebtedness, whether or not the collateral, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of the item of security released; (v) exercising or refraining from exercising any rights or remedies against the Company or any other Person; and (vi) taking any other action, or refraining from taking any action, that, in the absence of authority granted hereby, could have the effect of impairing, invalidating or rendering unenforceable, in whole or in part, or otherwise affecting, any of the provisions of this Article 11.

Section 11.09.        Securityholders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of the Securities by his or her acceptance thereof authorizes and expressly directs the Trustee on his or her behalf to take such action in accordance with the terms of this Indenture as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 11 and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his or her attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or any reorganization or similar preceding with respect to the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of his or her Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their respective representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their respective representatives to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their respective representatives to vote in respect of the claim of any Securityholder in any such proceeding.

Section 11.10.        Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article 11 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 11.11.        Article 11 Not to Prevent Events of Default. The failure to make a payment on account of Principal of or interest on the Securities by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.01 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

Section 11.12.        No Fiduciary Duty of Trustee to Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct, bad faith or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

ARTICLE 12

SUBORDINATION OF THE GUARANTEE

Section 12.01.        Guarantee Subordinated to Guarantor Senior Indebtedness. The Guarantor, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the obligations of the Guarantor under the Guarantee are subordinated, to the extent and in the manner provided in this Article 12, to the right of payment in full to all present and future Guarantor Senior Indebtedness, and that these subordination provisions are for the benefit of the holders of Guarantor Senior Indebtedness. The provisions of this Article 12 are for the benefit of the holders of the Guarantor Senior Indebtedness from time to time (and their successors and assigns) and shall be enforceable directly by them and their respective representatives directly against the Guarantor, the Trustee and the Holders (and their successors and assigns). The provisions of this Article 12 shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect until payment in the full of the Guarantor Senior Indebtedness in cash or cash equivalents, and shall constitute a continuing and irrevocable offer to all Persons who become holders of, or continue to hold, Guarantor Senior Indebtedness (whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Securities), each of which holders shall be deemed for the purposes hereof to have acquired Guarantor Senior Indebtedness in reliance upon the provisions of this Article 12. The provision of this Article 12 shall survive the commencement of any reorganization or other proceedings with respect to the Guarantor or any other Person and the discharge of any claim in connection with such reorganization or other proceedings, including, without limitation, the discharge of any Guarantor Senior Indebtedness.

The holders of the Guarantor Senior Indebtedness and their respective representatives are hereby authorized to demand specific performance of the provisions of this Article 12 at any time when the Guarantor or any Holder shall have failed to comply with any provision of this Article 12 applicable to it, and the Guarantor and each Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the holders of the Guarantor Senior Indebtedness and their respective representatives.

Section 12.02.        No Payment on Guarantee in Certain Circumstances. (a)  No payment shall be made by or on behalf of the Guarantor on account of any obligation or, to the extent the subordination thereof is permitted by applicable law, claim in respect of the Guarantee, including the Principal of or interest on the Securities, or to redeem (or make a deposit in redemption of), defease (other than payments made by the Trustee pursuant to Article 9 with respect to a defeasance permitted by this Indenture, including the subordination provisions herein) or acquire any of the Securities for cash, property or securities, (i) upon the maturity of the Guarantor Senior Indebtedness with an aggregate principal amount in excess of $100 million by lapse of time, acceleration or otherwise, unless and until all principal of, premium, if any, and interest on such Guarantor Senior Indebtedness and all other obligations in respect thereof shall first be paid in full in cash or cash equivalents or such payment is duly provided for, or unless and until any such maturity by acceleration has been rescinded or waived or (ii) in the event of default in payment of any principal of, premium, if any, or interest on or any other amount payable in respect of the Guarantor Senior Indebtedness with an aggregate principal amount in excess of $100 million when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such payment default has been cured or waived or has otherwise ceased to exist.

(b)           In the event that, notwithstanding the foregoing provision of this Section 12.02, any payment or distribution of assets of the Guarantor from any source whether in cash, property or securities, shall be received by the Trustee or the Holders on account of any obligation or claim in respect of the Guarantee at a time when such payment or distribution is prohibited by the foregoing provision, such payment or distribution (subject to the provisions of

Sections 12.06 and 12.07) shall be held in trust for the benefit of the holders of Guarantor Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Guarantor Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Indebtedness held or represented by each, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash or cash equivalents of all such Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution and all provisions therefor to the holders of such Guarantor Senior Indebtedness, but only to the extent that as to any holder of Guarantor Senior Indebtedness, as promptly as practicable following notice from the Trustee to the holders of Guarantor Senior Indebtedness that such prohibited payment has been received by the Trustee or Holder(s), such holder (or a representative therefor) notifies the Trustee in writing of the amounts then due and owing on the Guarantor Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of Guarantor Senior Indebtedness.

The Guarantor shall give prompt written notice to the Trustee of any default or event of default, and any cure or waiver thereof, or any acceleration under any Guarantor Senior Indebtedness or under any agreement pursuant to which Guarantor Senior Indebtedness may have been issued.

Section 12.03.        Guarantee Subordinated to Prior Payment of all Guarantor Senior Indebtedness on Dissolution, Liquidation or Reorganization of Guarantor . Upon any distribution of assets of the Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization or readjustment of the Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency or similar proceeding or upon assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Guarantor or otherwise:

(a)           the holders of all Guarantor Senior Indebtedness would first be entitled to receive payment in full in cash or cash equivalents (or have such payment duly provided for) of the principal, premium, if any, and interest payable in respect thereof before the Holders would be entitled to receive any payment under the Guarantee in respect of the Principal of and interest on the Securities;

(b)           any payment or distribution of assets of the Guarantor of any kind or character, from any source, whether in cash, property or securities to which the Holders or the Trustee on behalf of the Holders would be entitled, except for the subordination provisions of this Article 12, would be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Guarantor Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Indebtedness held or represented by each, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay or provide for the payment in full in cash or cash equivalents of all such

Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

(c)           in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Guarantor from any source, whether in cash, property or securities, shall be received by the Trustee or the Holders under the Guarantee before all Guarantor Senior Indebtedness is paid in full in cash or cash equivalents (or such payment is duly provided for), such payment or distribution (subject to the provisions of Sections 12.06 and 12.07) shall be held in trust by the Trustee or such Holders for the benefit of the holders of the Guarantor Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Guarantor Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Guarantor Senior Indebtedness may have been issued, ratably according to the respective amounts remaining unpaid on account of the Guarantor Senior Indebtedness held or represented by each, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to make payment in full (except as such payment otherwise shall have been provided for) of all Guarantor Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to the holders of such Guarantor Senior Indebtedness, but only to the extent that as to any holder of Guarantor Senior Indebtedness, as promptly as practicable following notice from the Trustee to the holders of Guarantor Senior Indebtedness that such prohibited payment has been received by the Trustee or Holder(s), such holder (or a representative therefor) notifies the Trustee in writing of the amounts then due and owing on the Guarantor Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of Guarantor Senior Indebtedness.

The Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Guarantor or assignment for the benefit of creditors by the Guarantor.

Section 12.04.        Securityholders to be Subrogated to Rights of Guarantor Senior Indebtedness. Subject to the payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness (or provision made for its payment), the holders of the Guarantee endorsed on the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of assets of the Guarantor applicable to the Guarantor Senior Indebtedness until all amounts owing on the Securities shall be paid in full, in cash or cash equivalents and for the purpose of such subrogation no such payments or distributions to the holders of Guarantor Senior Indebtedness by or on behalf of the Guarantor, or by or on behalf of the Holders by virtue of this Article 12, which otherwise would have been made to the Holders shall, as between the Guarantor and the Holders, be deemed to be payment by the Guarantor to or on account of the Guarantor Senior Indebtedness, it being understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of amounts payable under Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Guarantor Senior Indebtedness in full in cash or cash equivalents.

Section 12.05.        Obligations of the Guarantor Unconditional. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities or the Guarantee is intended to or shall impair, as between the Guarantor and the Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders any payment due under the Guarantee in respect of the Principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantor other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12, of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article 12 or elsewhere in this Indenture or in the Securities or in the Guarantee, upon any distribution of assets of the Guarantor referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Guarantor Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or such representative or trustee on behalf such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Except as otherwise provided in this Section 12.05, in the event of any inconsistency between the provisions of this Article 12, on the one hand, and any other provision of this Indenture or any provision of the Securities or the Guarantee, on the other hand, the provisions of this Article 12 shall govern.

Section 12.06.        Trustee Entitled to Assume Payments not Prohibited in Absence of Notice. The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received, no later than three Business Days prior to such payment, written notice thereof from the Guarantor or from one or more holders of Guarantor Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to assume that no such fact exists.

Section 12.07.        Application by Trustee of Assets Deposited with it. Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 9.01, 9.02 or 9.03 shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by the Guarantor shall not have been in contravention of any term or provision of any agreement creating or evidencing Guarantor Senior Indebtedness and (ii) allocated for the payment under the Securities (pursuant to the Guarantee), shall not be subject to the subordination provisions of this Article 12. Otherwise, any deposit of assets by the Guarantor with the Trustee or any Paying Agent (whether or not in trust) for the payment under the Guarantee of Principal of or interest on the Securities shall be subject to the provisions of Sections 12.01, 12.02, 12.03 and 12.04; provided, that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either Principal of or interest on any Securities) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 12.08.        Subordination Rights not Impaired by Acts or Omissions of the Guarantor, the Company, the Trustee, Holders of Guarantor Senior Indebtedness or Securityholders. No act, or failure to act, of any holder of the Guarantor Senior Indebtedness or their respective representatives (including, without limitation, any action referred to in this Section 12.08), the Guarantor, the Trustee, any Holder or any other Person in accordance with the terms, covenants or the provisions of this Article 12 (regardless of any knowledge thereof which any such holder of the Guarantor Senior Indebtedness may have or otherwise be charged with) or any reorganization or similar proceeding with respect to the Guarantor shall affect the provisions of this Article 12, the obligations owed by the Guarantor, the Trustee or any Holder to the holders of the Guarantor Senior Indebtedness under this Article 12 or the rights of any holder of Guarantor Senior Indebtedness under this Article 12.

The Guarantor, the Trustee and each Holder hereby agree that the taking of any of the following actions, with or without notice, by the holders of the Guarantor Senior Indebtedness and their respective representatives, will not in any way affect the provisions of this Article 12: (i) changing the manner, place or terms of payment or extending the time of payment of, or renewing or altering, any agreement or instrument creating, evidencing or governing any Guarantor Senior Indebtedness, or consenting to any amendment or change of any terms of any such agreement or instrument, each as amended from time to time; (ii) granting extensions or renewals of any such agreement or instrument and any other indulgence with respect thereto, or effecting any release, compromise or settlement with respect thereto; (iii) releasing any Person liable in any manner for the payment or collection of any Guarantor Senior Indebtedness; (iv) substituting, exchanging or releasing or otherwise disposing of any item of security at any time securing any Guarantor Senior Indebtedness, whether or not the collateral, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of the item of security released; (v) exercising or refraining from exercising any rights or remedies against the Guarantor or any other Person; and (vi) taking any other action, or refraining from taking any action, that, in the absence of authority granted hereby, could have the effect of impairing, invalidating or rendering unenforceable, in whole or in part, or otherwise affecting, any of the provisions of this Article 12.

Section 12.09.        Securityholders Authorize Trustee to Effectuate Subordination of Guarantee. Each holder of the Guarantee endorsed on the Securities by his or her acceptance thereof authorizes and expressly directs the Trustee on his or her behalf to take such action in accordance with the terms of this Indenture as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 12 and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his or her attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or any reorganization or similar preceding with respect to the Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Guarantor) tending towards liquidation of the business and assets of the Guarantor, the immediate filing of a claim for the unpaid balance of his or her Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness or their respective representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the holders of the Guarantee endorsed on the Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their respective representatives to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee, the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their respective representatives to vote in respect of the claim of any Securityholder in any such proceeding.

Section 12.10.        Right of Trustee to Hold Guarantor Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article 12 in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 12.11.        Article 12 Not to Prevent Events of Default. The failure to make a payment under the Guarantee on account of Principal of or interest on the Securities by reason of any provision of this Article 12 shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.01 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment under the Guarantee on the Securities.

Section 12.12.        No Fiduciary Duty of Trustee to Holders of Guarantor Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct, bad faith or negligence) if it shall in good faith mistakenly pay over or distribute to the holders of the Guarantee endorsed on the Securities or the Guarantor or any other person, cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness or their representative.

ARTICLE 13

MISCELLANEOUS

Section 13.01.        Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 13.02.        Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person, when received or (b) if mailed by first class mail, 5 days after mailing, or (c) as between any two of the Company, the Guarantor and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

if to the Company:

Credit Suisse Group Finance (Luxembourg) S.A.
56, Grand-Rue
L-1660 Luxembourg
Facsimile No.:  +352-46-00-11-1

with a copy to the Guarantor at the address indicated below

if to the Guarantor:

Credit Suisse Group
Paradeplatz 8, P.O. Box 1
CH 8070 Zurich, Switzerland
Facsimile No.:  +41-44-210-2120
Attention:  General Counsel

if to the Trustee:

JPMorgan Chase Bank, N.A.
4 New York Plaza
15th Floor
New York, New York 10004
Attention: Worldwide Securities Services
Facsimile No.: (212) 623-6883

The Company, the Guarantor or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication shall be sufficiently given to Holders of any Unregistered Securities by publication at least once in an Authorized Newspaper in The City of New York and at least once in an Authorized Newspaper in London, and by mailing to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act at such addresses as were so furnished to the Trustee and to Holders of Registered Securities by mailing to such Holders at their addresses as they shall appear on the Security Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 13.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.03.        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.04.        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c)           a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.05.        Evidence of Ownership. The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the Holder of any Unregistered Security and the Holder of any coupon as the absolute owner of such Unregistered Security or coupon (whether or not such Unregistered Security or coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Guarantor, the Trustee, nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary. The fact of the holding by any Holder of an Unregistered Security, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory.

Each such certificate shall be dated and shall state that on the date thereof a Security bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities specified therein. The holding by the person named in any such certificate of any Unregistered Securities specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (a) another certificate bearing a later date issued in respect of the same Securities shall be produced or (b) the Security specified in such certificate shall be produced by some other Person, or (c) the Security specified in such certificate shall have ceased to be outstanding. Subject to Article 8, the fact and date of the execution of any such instrument and the amount and numbers of Securities held by the Person so executing such instrument may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor, or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes; and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

Section 13.06.        Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.07.        Payment Date other than a Business Day. If any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 13.08.        Governing Law. The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Indenture, the Guarantee and the Securities.

Section 13.09.        No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor. Any such indenture or agreement may not be used to interpret this Indenture.

Section 13.10.        Successors. All agreements of the Company and the Guarantor in this Indenture, the Guarantee and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11.        Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.12.        Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13.        Table of Contents, Headings, Etc.. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 13.14.        Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security or any coupons appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company, of the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the coupons appertaining thereto by the holders thereof and as part of the consideration for the issue of the Securities and the coupons appertaining thereto.

Section 13.15.        Judgment Currency. The Company and the Guarantor severally agree, to the fullest extent that they may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day in The City of New York, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York preceding the day on which a final unappealable judgment is entered and (b) their obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

CREDIT SUISSE GROUP FINANCE (LUXEMBOURG) S.A., as the Company

By:
Name:
Title:

CREDIT SUISSE GROUP, as the Guarantor

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. as Trustee

By:
Authorized Signatory